Filed pursuant to Rule 433

Dated September 25, 2018

Registration Statement No. 333-227391

Free Writing Prospectus

(To Preliminary Prospectus Supplement dated September 25, 2018 and Prospectus dated September 18, 2018)

ING Groep N.V.

US$1,500,000,000 4.100% Senior Notes due 2023

Pricing Term Sheet

Issuer:	ING Groep N.V. (“ING”)

Expected Issue Ratings*:	Baa1 / A- / A+ (Moody’s/S&P/Fitch)

Status:	Senior, Unsecured

Format:	SEC Registered Global Notes – Fixed Rate

Principal Amount:	$1,500,000,000

Trade Date:	September 25, 2018

Expected Settlement Date:	October 2, 2018 (T+5)

Maturity Date:	October 2, 2023 (5 years)

Coupon:	4.100%

Interest Payment Dates:	Semi-annually in arrear on April 2 and October 2, commencing on April 2, 2019

Benchmark Treasury:	UST 2.750% due August 31, 2023

Benchmark Treasury Price / Yield:	98-30+ / 2.980%

Spread to Benchmark Treasury:	UST +112.5 bps

Re-Offer Yield:	4.105%

Re-Offer Price:	99.978%

Underwriting Commission:	0.275%

Net Proceeds:	$1,495,545,000

Agreement with Respect to the Exercise of the Dutch Bail-in Power:	Notwithstanding any other agreements, arrangements, or understandings between ING and any holder of the notes, by acquiring the notes, each holder and beneficial owner of the notes or any interest therein acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any Dutch Bail-in Power by the relevant resolution authority that may result in the cancellation of all, or a portion, of the principal amount of, or interest on, the notes and/or the conversion of all, or a portion, of the principal amount of, or interest on, the notes into shares or other securities or other obligations of the Issuer or another person, including by means of a variation to the terms of the notes or any expropriation of the notes, in each case, to give effect to the exercise by the relevant resolution authority of such Dutch Bail-in Power (whether at the point of non-viability or as taken together with a resolution action). Each holder and beneficial owner of a note or any interest therein further acknowledges and agrees that the rights of holders and beneficial owners of a note or any interest therein are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any Dutch Bail-in Power by the relevant resolution authority. In addition, by acquiring any notes, each holder and beneficial owner of a note or any interest therein further acknowledges, agrees to be bound by, and consents to the exercise by the relevant resolution authority of, any power to suspend any payment in respect of the notes for a temporary period.

For these purposes, “Dutch Bail-in Power” means any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in The Netherlands in effect and applicable in The Netherlands to the Issuer or other members of the group comprising ING Groep N.V. and its consolidated subsidiaries, including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (including but not limited to Directive 2014/59/EU of the European Parliament and of the Council (the “Bank Recovery and Resolution Directive” or “BRRD”) and Regulation (EU) No 806/2014 of the European Parliament and of the Council) and/or within the context of a Dutch resolution regime under the Dutch Intervention Act and any amendments thereto, or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled and/or converted into shares or other securities or obligations of the obligor or any other person or may be expropriated (and a reference to the “relevant resolution authority” is to any authority with the ability to exercise a Dutch Bail-in Power).

Events of Default and Remedies:

An “Event of Default” with respect to the notes shall result only if:

•   ING is declared bankrupt by a court of competent jurisdiction in The Netherlands (or such other jurisdiction in which it may be organized); or

•   an order is made or an effective resolution is passed for ING’s winding-up or liquidation, unless this is done in connection with a merger, consolidation or other form of combination with another company and (a) ING is permitted to enter into such merger, consolidation or combination or (b) the requisite majority of holders of the relevant series of notes has waived the requirement that ING comply with the relevant merger covenant.

Upon the occurrence of an event of default, and only in such instance, the entire principal amount of the notes will be automatically accelerated, without any action by the trustee or any holder, and will become immediately due and payable together with accrued but unpaid interest, subject to obtaining relevant approvals. The payment of principal of the notes will be accelerated only in the event of an event of default (but not the bankruptcy, insolvency or reorganization of any of ING’s subsidiaries). There will be no right of acceleration of the payment of principal of the notes if ING fails to pay any principal, interest or any other amount (including upon redemption) on the notes or in the performance of any of its covenants or agreements contained in the notes.

Holders’ remedies for ING’s breach of any obligations under the notes, including ING’s obligation to make payments of principal and interest are extremely limited.

The exercise of any Dutch Bail-in Power by the relevant resolution authority will not be an event of default.

Early Redemption Events:	ING may redeem one or more series of the notes upon the occurrence of certain tax events or in the event of changes in treatment of the notes for purposes of certain loss absorption regulations.

Waiver of Right of Set-off:	Subject to applicable law, neither any holder or beneficial owner of notes nor the trustee acting on behalf of the holders and beneficial owners of notes may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by ING in respect of, or arising under, or in connection with, the notes and each holder and beneficial owner of notes, by virtue of its holding of any notes or any interest therein, and the trustee acting on behalf of the holders and beneficial owners of notes, shall be deemed to have waived all such rights of set-off, compensation or retention.

Risk Factors:	An investment in the notes involves risks. See “Risk Factors” section beginning on page S-12 of the Preliminary Prospectus Supplement.

Governing Law:	New York laws, except for the waiver of set-off provisions, which will be governed by Dutch law.

ISIN:	US456837AK90

CUSIP:	456837AK9

Day Count Fraction:	30 / 360

Denominations:	$200,000 and integral multiples of $1,000 in excess thereof

Business Days:	Any weekday, other than one on which banking institutions are authorized or obligated by law or executive order to close in London, England, Amsterdam, the Netherlands or in the City of New York, United States

Business Day Convention:	Following, unadjusted

Expected Listing:	New York Stock Exchange

MiFID II Product Governance / Professional investors and ECPs only target market / Prohibition of Sales to each Retail Investor:	Manufacturer target market (MiFID II product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs key information document (KID) has been prepared as not available to retail in EEA.

Joint Book-Running Managers:	Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Goldman Sachs & Co. LLC, ING Financial Markets LLC, Morgan Stanley & Co. LLC, TD Securities (USA) LLC and Wells Fargo Securities, LLC

Co-Lead Managers:	DBS Bank Ltd., Emirates NBD PJSC, Lloyds Securities Inc. and MUFG Securities Americas Inc.

*

Note: A securities rating is not a recommendation to buy, sell or hold securities. Ratings may be subject to revision or withdrawal at any time, and each rating should be evaluated independently of any other rating.

ING Groep N.V. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents ING Groep N.V. has filed with the SEC for more complete information about ING Groep N.V. and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, ING Groep N.V. and any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. at +1-800-831-9146, Credit Agricole Securities (USA) Inc. at +1-866-807-6030, Goldman Sachs & Co. LLC at +1-866-471-2526, ING Financial Markets LLC at +1-877-446-4930, Morgan Stanley & Co. LLC at +1-866-718-1649, TD Securities (USA) LLC at +1-855-495-9846 or Wells Fargo Securities, LLC at +1-800-645-3751.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another email system.

ING Groep N.V.

US$1,250,000,000 4.550% Senior Notes due 2028

Pricing Term Sheet

Issuer:	ING Groep N.V. (“ING”)

Expected Issue Ratings*:	Baa1 / A- / A+ (Moody’s/S&P/Fitch)

Status:	Senior, Unsecured

Format:	SEC Registered Global Notes – Fixed Rate

Principal Amount:	$1,250,000,000

Trade Date:	September 25, 2018

Expected Settlement Date:	October 2, 2018 (T+5)

Maturity Date:	October 2, 2028 (10 years)

Coupon:	4.550%

Interest Payment Dates:	Semi-annually in arrear on April 2 and October 2, commencing on April 2, 2019

Benchmark Treasury:	UST 2.875% due August 15, 2028

Benchmark Treasury Price / Yield:	98-05 / 3.093%

Spread to Benchmark Treasury:	UST +150 bps

Re-Offer Yield:	4.593%

Re-Offer Price:	99.658%

Underwriting Commission:	0.375%

Net Proceeds:	$1,241,037,500

Agreement with Respect to the Exercise of the Dutch Bail-in Power:	Notwithstanding any other agreements, arrangements, or understandings between ING and any holder of the notes, by acquiring the notes, each holder and beneficial owner of the notes or any interest therein acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any Dutch Bail-in Power by the relevant resolution authority that may result in the cancellation of all, or a portion, of the principal amount of, or interest on, the notes and/or the conversion of all, or a portion, of the principal amount of, or interest on, the notes into shares or other securities or other obligations of the Issuer or another person, including by means of a variation to the terms of the notes or any expropriation of the notes, in each case, to give effect to the exercise by the relevant resolution authority of such Dutch Bail-in Power (whether at the point of non-viability or as taken together with a resolution action). Each holder and beneficial owner of a note or any interest therein further acknowledges and agrees that the rights of holders and beneficial owners of a note or any interest therein are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any Dutch Bail-in Power by the relevant resolution authority. In addition, by acquiring any notes, each holder and beneficial owner of a note or any interest therein further acknowledges, agrees to be bound by, and consents to the exercise by the relevant resolution authority of, any power to suspend any payment in respect of the notes for a temporary period.

For these purposes, “Dutch Bail-in Power” means any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in The Netherlands in effect and applicable in The Netherlands to the Issuer or other members of the group comprising ING Groep N.V. and its consolidated subsidiaries, including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (including but not limited to Directive 2014/59/EU of the European Parliament and of the Council (the “Bank Recovery and Resolution Directive” or “BRRD”) and Regulation (EU) No 806/2014 of the European Parliament and of the Council) and/or within the context of a Dutch resolution regime under the Dutch Intervention Act and any amendments thereto, or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled and/or converted into shares or other securities or obligations of the obligor or any other person or may be expropriated (and a reference to the “relevant resolution authority” is to any authority with the ability to exercise a Dutch Bail-in Power).

Events of Default and Remedies:

An “Event of Default” with respect to the notes shall result only if:

•   ING is declared bankrupt by a court of competent jurisdiction in The Netherlands (or such other jurisdiction in which it may be organized); or

•   an order is made or an effective resolution is passed for ING’s winding-up or liquidation, unless this is done in connection with a merger, consolidation or other form of combination with another company and (a) ING is permitted to enter into such merger, consolidation or combination or (b) the requisite majority of holders of the relevant series of notes has waived the requirement that ING comply with the relevant merger covenant.

Upon the occurrence of an event of default, and only in such instance, the entire principal amount of the notes will be automatically accelerated, without any action by the trustee or any holder, and will become immediately due and payable together with accrued but unpaid interest, subject to obtaining relevant approvals. The payment of principal of the notes will be accelerated only in the event of an event of default (but not the bankruptcy, insolvency or reorganization of any of ING’s subsidiaries). There will be no right of acceleration of the payment of principal of the notes if ING fails to pay any principal, interest or any other amount (including upon redemption) on the notes or in the performance of any of its covenants or agreements contained in the notes.

Holders’ remedies for ING’s breach of any obligations under the notes, including ING’s obligation to make payments of principal and interest are extremely limited.

The exercise of any Dutch Bail-in Power by the relevant resolution authority will not be an event of default.

Early Redemption Events:	ING may redeem one or more series of the notes upon the occurrence of certain tax events or in the event of changes in treatment of the notes for purposes of certain loss absorption regulations.

Waiver of Right of Set-off:	Subject to applicable law, neither any holder or beneficial owner of notes nor the trustee acting on behalf of the holders and beneficial owners of notes may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by ING in respect of, or arising under, or in connection with, the notes and each holder and beneficial owner of notes, by virtue of its holding of any notes or any interest therein, and the trustee acting on behalf of the holders and beneficial owners of notes, shall be deemed to have waived all such rights of set-off, compensation or retention.

Risk Factors:	An investment in the notes involves risks. See “Risk Factors” section beginning on page S-12 of the Preliminary Prospectus Supplement.

Governing Law:	New York laws, except for the waiver of set-off provisions, which will be governed by Dutch law.

ISIN:	US456837AM56

CUSIP:	456837AM5

Day Count Fraction:	30 / 360

Denominations:	$200,000 and integral multiples of $1,000 in excess thereof

Business Days:	Any weekday, other than one on which banking institutions are authorized or obligated by law or executive order to close in London, England, Amsterdam, the Netherlands or in the City of New York, United States

Business Day Convention:	Following, unadjusted

Expected Listing:	New York Stock Exchange

MiFID II Product Governance / Professional investors and ECPs only target market / Prohibition of Sales to each Retail Investor:	Manufacturer target market (MiFID II product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs key information document (KID) has been prepared as not available to retail in EEA.

Joint Book-Running Managers:	Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Goldman Sachs & Co. LLC, ING Financial Markets LLC, Morgan Stanley & Co. LLC, TD Securities (USA) LLC and Wells Fargo Securities, LLC

Co-Lead Managers:	DBS Bank Ltd., Emirates NBD PJSC, Lloyds Securities Inc. and MUFG Securities Americas Inc.

*

Note: A securities rating is not a recommendation to buy, sell or hold securities. Ratings may be subject to revision or withdrawal at any time, and each rating should be evaluated independently of any other rating.

ING Groep N.V. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents ING Groep N.V. has filed with the SEC for more complete information about ING Groep N.V. and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, ING Groep N.V. and any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. at +1-800-831-9146, Credit Agricole Securities (USA) Inc. at +1-866-807-6030, Goldman Sachs & Co. LLC at +1-866-471-2526, ING Financial Markets LLC at +1-877-446-4930, Morgan Stanley & Co. LLC at +1-866-718-1649, TD Securities (USA) LLC at +1-855-495-9846 or Wells Fargo Securities, LLC at +1-800-645-3751.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another email system.

ING Groep N.V.

US$500,000,000 Floating Rate Notes due 2023

Pricing Term Sheet

Issuer:	ING Groep N.V. (“ING”)

Expected Issue Ratings*:	Baa1 / A- / A+ (Moody’s/S&P/Fitch)

Status:	Senior, Unsecured

Format:	SEC Registered Global Notes – Floating Rate

Principal Amount:	$500,000,000

Trade Date:	September 25, 2018

Expected Settlement Date:	October 2, 2018 (T+5)

Maturity Date:	October 2, 2023 (5 years)

Floating Interest Rate:	Three-month LIBOR as determined on September 28, 2018 plus 100 bps for the first interest period and three-month LIBOR as determined on the applicable Interest Determination Date plus 100 bps for any subsequent Interest Period

Interest Payment Dates:	Quarterly in arrear on the 2nd day of each January, April, July and October, commencing on January 2, 2019

Interest Reset Dates:	Quarterly on the 2nd day of each January, April, July and October, commencing on January 2, 2019

Interest Periods:	The period beginning on, and including, an Interest Payment Date (or the Settlement Date, in the case of the initial Interest Period) and ending on, but not including, the next succeeding Interest Payment Date (or the Maturity Date, in the case of the final Interest Period)

Interest Determination Dates:	Save in respect of the first interest period, interest for the Floating Rate Notes will be determined two London banking day prior to each Interest Reset Date

First Interest Determination Date:	September 28, 2018

Calculation Agent:	The Bank of New York Mellon, London Branch, or its successor appointed by the Issuer

Calculation of LIBOR:	LIBOR will be determined by the Calculation Agent in accordance with the provisions set forth in the Preliminary Prospectus Supplement under “Description of Notes –– Description of the Floating Rate Notes.”

LIBOR Discontinuation:	Notwithstanding the provisions described in the Preliminary Prospectus Supplement under “— Description of the Floating Rate Notes”, if a Benchmark Event occurs when any Floating Interest Rate (or any component part thereof) remains to be determined by reference to LIBOR, then the Issuer shall use its reasonable endeavors to appoint and consult with an Independent Adviser, as soon as reasonably practicable, with a view to the Issuer determining a Successor Rate, failing which an Alternative Rate and, in either case, an Adjustment Spread, if any, and Benchmark Amendments, if any.

If the Issuer, following consultation with the Independent Adviser, to the extent practicable, and acting in good faith, determines:

(1)   that there is a Successor Rate, then such Successor Rate shall (subject to adjustment as provided below) subsequently be used in place of LIBOR to determine the Floating Interest Rate (or the relevant component part thereof) for all future payments of interest on the Floating Rate Notes; or

(2)   that there is no Successor Rate but that there is an Alternative Rate, then such Alternative Rate shall (subject to adjustment as provided below) subsequently be used in place of LIBOR to determine the Floating Interest Rate (or the relevant component part thereof) for all future payments of interest on the Floating Rate Notes.

If the Issuer determines any Successor Rate or Alternative Rate in accordance with the section “— LIBOR Discontinuation” in the Preliminary Prospectus Supplement fewer than five (5) Business Days prior to the relevant Interest Determination Date, then the Floating Interest Rate on such Interest Determination Date will be calculated using LIBOR in effect with respect to the immediately preceding Interest Determination Date. For subsequent Interest Periods, the Floating Interest Rate will be calculated using the Successor Rate or Alternative Rate (subject to adjustment as provided below).

If the Issuer, following consultation with the Independent Adviser, to the extent practicable, and acting in good faith, determines (i) that an Adjustment Spread is required to be applied to the Successor Rate or the Alternative Rate (as the case may be) and (ii) the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Adjustment Spread shall be applied to the Successor Rate or the Alternative Rate (as the case may be). If the Issuer is unable to determine the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Successor Rate or Alternative Reference Rate, as applicable, will apply without an Adjustment Spread.

If any Successor Rate, Alternative Rate or Adjustment Spread is determined in accordance with the section “— LIBOR Discontinuation” in the Preliminary Prospectus Supplement and the Issuer, following consultation with the Independent Adviser, to the extent practicable, and acting in good faith, determines (i) that amendments to any terms and conditions of the Floating Rate Notes, including the Successor Rate or Alternative Rate, as applicable, or, in each case, the Adjustment Spread, as well as the day count fraction, business day convention, the definitions of Business Day, London banking day, Interest Determination Date, Interest Period or Floating Rate Interest Payment Date, and any related provisions and definitions, are necessary to ensure the proper operation of such Successor Rate, Alternative Rate and/or Adjustment Spread (such amendments, the “Benchmark Amendments”) and (ii) the terms and conditions of such Benchmark Amendments, then the Issuer may, without any requirement for the consent or approval of holders of the Floating Rate Notes, amend the terms and conditions of the Floating Rate Notes to give effect to such Benchmark Amendments with effect from the date specified in a notice given in to the Trustee.

Upon receipt of satisfactory documentation, the Trustee and the Calculation Agent shall, at the direction and expense of the Issuer, effect such amendments as may be required in order to give effect to the section “— LIBOR Discontinuation” in the Preliminary Prospectus Supplement pursuant to a supplemental indenture or an amendment to the Indenture, or amendment to the Calculation Agency Agreement, or issuances and authentication of new global or definitive notes in respect of the Floating Rate Notes, and the Trustee shall not be liable to any party for any consequences thereof, save as provided in the Indenture and the Floating Rate Notes. No consent of holders of Floating Rate Notes will be solicited or required in connection with effecting the Successor Rate, Alternative Rate, Adjustment Spread or Benchmark Amendments, as applicable, including for the execution of any documents, amendments to the Indenture, Calculation Agency Agreement or Floating Rate Notes or other steps by the Issuer, the Trustee, the Calculation Agent or any paying agent (if required).

The Issuer will, promptly following the determination of any the Successor Rate, Alternative Rate, Adjustment Spread or Benchmark Amendments, as applicable, give notice thereof, which shall specify the effective date(s) for such Successor Rate, Alternative Rate, Adjustment Spread or Benchmark Amendments, as applicable, and of any changes to the terms and conditions of the Floating Rate Notes to the Trustee, the Calculation Agent, any paying agent and DTC or the holders of the Floating Rate Notes, as applicable; provided that failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such determination; and provided further that the determination of any Successor Rate, Alternative Rate, Adjustment Spread or Benchmark Amendments, as applicable, and any other related changes to the Floating Rate Notes, shall be made in accordance with the Capital Regulations applicable to the Group in force at the relevant time. In effecting any consequential amendments to the terms of the Floating Rate Notes as may be directed by the Issuer in accordance with the section “— LIBOR Discontinuation” in the Preliminary Prospectus Supplement, neither the Trustee nor the Calculation Agent shall be required to effect any amendments that affects its respective own rights, duties or immunities in their respective capacities as Trustee or Calculation Agent under the Indenture, the Calculation Agency Agreement or otherwise.

By its acquisition of floating rate notes, each holder and beneficial owner of the floating rate notes and each subsequent holder and beneficial owner acknowledges, accepts, agrees to be bound by, and consents to, the Issuer’s determination of the Successor Rate, Alternative Rate, Adjustment Spread or Benchmark Amendments, as applicable, as contemplated by the section “— LIBOR Discontinuation” in the Preliminary Prospectus Supplement, and to any amendment or alteration of the terms and conditions of the floating rate notes, including an amendment of the amount of interest due on the floating rate notes, as may be required in order to give effect to the section “— LIBOR Discontinuation” in the Preliminary Prospectus Supplement. The Trustee shall be entitled to rely on this deemed consent in connection with any supplemental indenture or amendment which may be necessary to effect the Successor Rate, the Alternative Rate the Adjustment Spread or the Benchmark Amendments, as applicable.

By its acquisition of Floating Rate Notes, each holder and beneficial owner of Floating Rate Notes and each subsequent holder and beneficial owner waives any and all claims in law and/or equity against the Trustee, the Calculation Agent and any paying agent for, agrees not to initiate a suit against the Trustee, the Calculation Agent and any paying agent in respect of, and agrees that neither the Trustee, the Calculation Agent or any paying agent will be liable for, any action that the Trustee, the Calculation Agent or any paying agent, as the case may be, takes, or abstains from taking, in each case in accordance with the section “— LIBOR Discontinuation” in the Preliminary Prospectus Supplement or any losses suffered in connection therewith.

By its acquisition of Floating Rate Notes, each holder and beneficial owner of Floating Rate Notes and each subsequent holder and beneficial owner agrees that neither the Trustee, the Calculation Agent or any paying agent will have any obligation to determine any Successor Rate, Alternative Rate, Adjustment Spread or Benchmark Amendments, as applicable, including in the event of any failure by the Issuer to determine any Successor Rate, Alternative Rate, Adjustment Spread or Benchmark Amendments, as applicable.

An Independent Adviser appointed pursuant to this section “— LIBOR Discontinuation” in the Preliminary Prospectus Supplement will act in good faith as an expert and (in the absence of fraud) shall have no liability whatsoever to the Issuer, the Trustee, the Calculation Agent, any paying agent or the holders of Floating Rate Notes for any determination made by it or for any advice given to the Issuer in connection with any determination made by the Issuer pursuant to this section “— LIBOR Discontinuation” in the Preliminary Prospectus Supplement.

Notwithstanding any other provision of this section “— LIBOR Discontinuation” in the Preliminary Prospectus Supplement, the Issuer may decide that no Successor Rate, Alternative Rate, Adjustment Spread or Benchmark Amendments, as applicable, will be adopted if and to the extent that, in the determination of the Issuer, such adoption or amendment could reasonably be expected to result in the exclusion of the Floating Rate Notes (in whole or in part) from the Issuer’s and/or the Regulatory Group’s minimum requirements for (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments, in each case as such minimum requirements are applicable to the Issuer and/or the Regulatory Group and as determined in accordance with, and pursuant to, the relevant Loss Absorption Regulations.

“Adjustment Spread” means either a spread (which may be positive or negative), or the formula or methodology for calculating a spread, in either case, which the Issuer, following consultation with the Independent Adviser, to the extent practicable, and acting in good faith, determines is required to be applied to the Successor Rate or the Alternative Rate (as the case may be) to reduce or eliminate, to the extent reasonably practicable in the circumstances, any economic prejudice or benefit (as the case may be) to holders of Floating Rate Notes as a result of the replacement of LIBOR with the Successor Rate or the Alternative Rate (as the case may be) and is the spread, formula or methodology which:

(i) in the case of a Successor Rate, is formally recommended in relation to the replacement of LIBOR with the Successor Rate by any Relevant Nominating Body;

(ii)  in the case of a Successor Rate, if no such recommendation has been made, or in the case of an Alternative Rate, the Issuer determines, following consultation with the Independent Adviser, to the extent practicable, and acting in good faith, is recognized or acknowledged as being the industry standard for over-the-counter derivative transactions which reference LIBOR, where such rate has been replaced by the Successor Rate or the Alternative Rate (as the case may be); or

(iii)  if the Issuer determines that no such industry standard is recognized or acknowledged, the Issuer, in its discretion, following consultation with the Independent Adviser, to the extent practicable, and acting in good faith, determines to be appropriate.

“Alternative Rate” means an alternative benchmark or screen rate which the Issuer determines in accordance with the section “— LIBOR Discontinuation” in the Preliminary Prospectus Supplement has replaced

LIBOR in customary market usage in the international debt capital markets for the purposes of determining rates of interest (or the relevant component part thereof) for the same interest period and in U.S. dollars.

“Benchmark Event” means:

(i) LIBOR ceasing be published for a period of at least five (5) Business Days or ceasing to exist;

(ii)  a public statement by the administrator of LIBOR that it will, by a specified date within the following six (6) months, cease LIBOR permanently or indefinitely (in circumstances where no successor administrator has been appointed that will continue publication of LIBOR);

(iii)  a public statement by the supervisor of the administrator of LIBOR that LIBOR has been or will, by a specified date within the following six (6) months, be permanently or indefinitely discontinued;

(iv) a public statement by the supervisor of the administrator LIBOR that means LIBOR will be prohibited from being used or that its use will be subject to restrictions or adverse consequences, in each case within the following six (6) months; or

(v)   it has become unlawful for any paying agent, Calculation Agent, the Issuer or other party to calculate any payments due to be made to any holder of Floating Rate Notes using LIBOR.

“Independent Adviser” means an independent financial institution of international repute or an independent financial adviser with appropriate expertise appointed by the Issuer.

“Relevant Nominating Body” means, in respect of a benchmark or screen rate (as applicable):

(i) the central bank for the U.S. dollar, or any central bank or other supervisory authority which is responsible for supervising the administrator of LIBOR; or

(ii)  any working group or committee sponsored by, chaired or co-chaired by or constituted at the request of (a) the central bank for the U.S. dollar, (b) any central bank or other supervisory authority which is responsible for supervising the administrator of LIBOR, (c) a group of the aforementioned central banks or other supervisory authorities or (d) the Financial Stability Board or any part thereof.

“Successor Rate” means a successor to or replacement of LIBOR which is formally recommended by any Relevant Nominating Body.

Reference Benchmark:	U.S. Dollar three-month LIBOR

Spread to Benchmark:	+100 bps

Re-Offer Price:	100.000%

Underwriting Commission:	0.275%

Net Proceeds:	$498,625,000

Agreement with Respect to the Exercise of the Dutch Bail-in Power:	Notwithstanding any other agreements, arrangements, or understandings between ING and any holder of the notes, by acquiring the notes, each holder and beneficial owner of the notes or any interest therein acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any Dutch Bail-in Power by the relevant resolution authority that may result in the cancellation of all, or a portion, of the principal amount of, or interest on, the notes and/or the conversion of all, or a portion, of the principal amount of, or interest on, the notes into shares or other securities or other obligations of the Issuer or another person, including by means of a variation to the terms of the notes or any expropriation of the notes, in each case, to give effect to the exercise by the relevant resolution authority of such Dutch Bail-in Power (whether at the point of non-viability or as taken together with a resolution action). Each holder and beneficial owner of a note or any interest therein further acknowledges and agrees that the rights of holders and beneficial owners of a note or any interest therein are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any Dutch Bail-in Power by the relevant resolution authority. In addition, by acquiring any notes, each holder and beneficial owner of a note or any interest therein further acknowledges, agrees to be bound by, and consents to the exercise by the relevant resolution authority of, any power to suspend any payment in respect of the notes for a temporary period.

For these purposes, “Dutch Bail-in Power” means any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in The Netherlands in effect and applicable in The Netherlands to the Issuer or other members of the group comprising ING Groep N.V. and its consolidated subsidiaries, including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (including but not limited to Directive 2014/59/EU of the European Parliament and of the Council (the “Bank Recovery and Resolution Directive” or “BRRD”) and Regulation (EU) No 806/2014 of the European Parliament and of the Council) and/or within the context of a Dutch resolution regime under the Dutch Intervention Act and any amendments thereto, or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled and/or converted into shares or other securities or obligations of the obligor or any other person or may be expropriated (and a reference to the “relevant resolution authority” is to any authority with the ability to exercise a Dutch Bail-in Power).

Events of Default and Remedies:

An “Event of Default” with respect to the notes shall result only if:

•   ING is declared bankrupt by a court of competent jurisdiction in The Netherlands (or such other jurisdiction in which it may be organized); or

•   an order is made or an effective resolution is passed for ING’s winding-up or liquidation, unless this is done in connection with a merger, consolidation or other form of combination with another company and (a) ING is permitted to enter into such merger, consolidation or combination or (b) the requisite majority of holders of the relevant series of notes has waived the requirement that ING comply with the relevant merger covenant.

Upon the occurrence of an event of default, and only in such instance, the entire principal amount of the notes will be automatically accelerated, without any action by the trustee or any holder, and will become immediately due and payable together with accrued but unpaid interest, subject to obtaining relevant approvals. The payment of principal of the notes will be accelerated only in the event of an event of default (but not the bankruptcy, insolvency or reorganization of any of ING’s subsidiaries). There will be no right of acceleration of the payment of principal of the notes if ING fails to pay any principal, interest or any other amount (including upon redemption) on the notes or in the performance of any of its covenants or agreements contained in the notes.

Holders’ remedies for ING’s breach of any obligations under the notes, including ING’s obligation to make payments of principal and interest are extremely limited.

The exercise of any Dutch Bail-in Power by the relevant resolution authority will not be an event of default.

Early Redemption Events:	ING may redeem one or more series of the notes upon the occurrence of certain tax events or in the event of changes in treatment of the notes for purposes of certain loss absorption regulations.

Waiver of Right of Set-off:	Subject to applicable law, neither any holder or beneficial owner of notes nor the trustee acting on behalf of the holders and beneficial owners of notes may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by ING in respect of, or arising under, or in connection with, the notes and each holder and beneficial owner of notes, by virtue of its holding of any notes or any interest therein, and the trustee acting on behalf of the holders and beneficial owners of notes, shall be deemed to have waived all such rights of set-off, compensation or retention.

Risk Factors:	An investment in the notes involves risks. See “Risk Factors” section beginning on page S-12 of the Preliminary Prospectus Supplement.

Governing Law:	New York laws, except for the waiver of set-off provisions, which will be governed by Dutch law.

ISIN:	US456837AL73

CUSIP:	456837AL7

Day Count Fraction:	Actual / 360

Denominations:	$200,000 and integral multiples of $1,000 in excess thereof

Business Days:	Any weekday, other than one on which banking institutions are authorized or obligated by law or executive order to close in London, England, Amsterdam, the Netherlands or in the City of New York, United States

Business Day Convention:	Modified; Following, Adjusted

Expected Listing:	New York Stock Exchange

MiFID II Product Governance / Professional investors and ECPs only target market / Prohibition of Sales to each Retail Investor:	Manufacturer target market (MiFID II product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs key information document (KID) has been prepared as not available to retail in EEA.

Joint Book-Running Managers:	Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Goldman Sachs & Co. LLC, ING Financial Markets LLC, Morgan Stanley & Co. LLC, TD Securities (USA) LLC and Wells Fargo Securities, LLC

Co-Lead Managers:	DBS Bank Ltd., Emirates NBD PJSC, Lloyds Securities Inc. and MUFG Securities Americas Inc.

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Note: A securities rating is not a recommendation to buy, sell or hold securities. Ratings may be subject to revision or withdrawal at any time, and each rating should be evaluated independently of any other rating.

ING Groep N.V. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents ING Groep N.V. has filed with the SEC for more complete information about ING Groep N.V. and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, ING Groep N.V. and any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. at +1-800-831-9146, Credit Agricole Securities (USA) Inc. at +1-866-807-6030, Goldman Sachs & Co. LLC at +1-866-471-2526, ING Financial Markets LLC at +1-877-446-4930, Morgan Stanley & Co. LLC at +1-866-718-1649, TD Securities (USA) LLC at +1-855-495-9846 or Wells Fargo Securities, LLC at +1-800-645-3751.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another email system.